Exhibit 99.1

Alaska Communications Systems Reports First Quarter 2013 Results

– Total Revenues increased $5.1 million or 5.9% –

– Broadband Revenue as percentage of total Service Revenue now stands at 50% –

– Free Cash Flow of $17.9 million, up 85% –

– Deleveraging continues with $15.0 million of repayments of long term debt –

ANCHORAGE, Alaska--(BUSINESS WIRE)--May 2, 2013--Alaska Communications Systems Group, Inc. (“ACS”) (NASDAQ:ALSK) today reported financial results for its first quarter ended March 31, 2013.

“We had a solid start to the year. Our growth in overall business and wholesale revenues, combined with double-digit growth in every broadband revenue category, is continuing evidence of our business plan at work.

“Upside from foreign roaming, combined with prudent operating expense and capital investment management, resulted in superior free cash flow performance accelerating our deleveraging initiatives.

“We target closing the Alaska Wireless Network (“AWN”) transaction in the second quarter. The AWN Transaction mitigates risk associated with our wireless operations by providing predictable cash flows and a platform for additional deleveraging which will build shareholder value over time.

“Demand for our core broadband products remains strong and we are translating market demand into business performance, all while strengthening our balance sheet, creating long-term shareholder value,” said Anand Vadapalli, president and CEO of Alaska Communications.

Financial Highlights: First Quarter 2013 Compared to First Quarter 2012

  Revenues of $91.1 million increased by $5.1 million, or 5.9%, from $85.9 million in the prior year.
    Business and wholesale revenue increased $1.6 million, or 6.4%1.
    Consumer revenue increased $0.4 million, or 4.4%.
    Wireless revenue increased $6.2 million, or 21.2%.
    Access and CETC revenue declined, as expected, $2.2 million, or 10.5%.
    Broadband revenue as a percentage of total service revenue was 50%, compared to 43% in the prior year.
  Adjusted EBITDA of $31.0 million increased $4.7 million, or 17.9%, from $26.3 million in the prior year.
    Cost of services and sales increased $1.2 million, or 3.5%, due primarily to higher device and accessory expenses.1
    Selling, general & administrative, excluding the increase of $0.5 million in AWN transaction related costs, and the $0.7 million increase in stock-based compensation and long-term cash incentives, remained relatively unchanged.

Metric Highlights: First Quarter 2013 Compared to Fourth Quarter 2012

  Wireless subscribers decreased by 926 to 114,091. Losses experienced from the fourth quarter levels slowed significantly.
  Wireless average monthly retail service revenue per subscriber (“ARPU”) decreased by 1.5% to $52.17. Erosion in voice ARPU offset strong performance in broadband ARPU which increased 8.2% to $22.63.
  Business broadband connections increased to 19,466 from 19,202 and business broadband ARPU increased to $163.22 from $153.59.
  Consumer broadband connections increased to 39,334 from 38,760 and consumer broadband ARPU increased to $44.75 from $42.53.
  Consumer access lines declined to 54,037 from 55,823.
  Business access lines decreased to 80,770 from 80,852.

1 Excludes the effect of $0.9 million of revenue and expense, recorded in Q1 2012, associated with capacity exchange agreements on which we discontinued revenue and expense recognition in subsequent periods.

“Alaska Communications continues to target free cash flow for debt reduction, and we are pleased that we achieved significant debt reductions in the quarter. Net debt now stands at $521.9 million and our total leverage ratio as calculated under our senior credit facility for the twelve months ended March 31, 2013, is 4.13 to 1.00. Because our operating results in 2013 will be impacted by the timing of the AWN transaction, we continue to delay providing full year 2013 guidance until we have established a firm closing date. The AWN transaction will result in approximately $65.0 million of debt pay down at closing, and our Adjusted EBITDA following close will reflect the preferred distributions we expect to receive from AWN,” said Wayne Graham, ACS chief financial officer.

Conference Call

The company will host a conference call and live webcast today at 5:00 p.m. Eastern time to discuss the results. Parties in the United States and Canada can access the call at 1-877-941-8609. Parties outside the United States and Canada can access the call at 1-480-629-9770. The live webcast of the conference call will be accessible from the “Events Calendar” section of the company’s website (www.alsk.com). The webcast will be archived for a period of 90 days. A telephonic replay of the conference call will also be available two hours after the call and will run until Thursday, May 9, 2013, at midnight Eastern Time. To hear the replay, parties in the United States and Canada can call 1-800-406-7325 and enter pass code 4613887. Parties outside the United States and Canada can call 1-303-590-3030 and enter pass code 4613887.

About Alaska Communications

Headquartered in Anchorage, Alaska Communications Systems Group, Inc. (NASDAQ:ALSK) is a leading provider of high-speed wireless, mobile broadband, Internet, local, long-distance and advanced broadband solutions for businesses and consumers in Alaska. The Alaska Communications network includes the most advanced wireline and wireless broadband and voice networks and the most diverse undersea fiber optic system connecting Alaska to the contiguous United States. For more information, visit www.alaskacommunications.com or www.alsk.com.

Non-GAAP Measures

Adjusted EBITDA, as defined by the Company, may not be similar to Adjusted EBITDA measures used by other companies and is not a measurement under generally accepted accounting principles (GAAP). Management believes that Adjusted EBITDA provides useful information to investors about the Company’s performance because it eliminates the effects of period-to-period changes in costs associated with interest, loss on extinguishment of debt, depreciation and amortization, loss on disposal of assets, taxes, stock-based compensation and long-term cash incentive expense and AWN transaction related costs that are not directly attributable to the underlying performance of the Company’s operations. Management believes the most directly comparable GAAP measure would be Net cash provided by operating activities.

Forward-Looking Statements

This press release includes certain “forward-looking statements,” as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s beliefs as well as on a number of assumptions concerning future events made using information currently available to management. Readers are cautioned not to put undue reliance on such forward-looking statements, which are not a guarantee of performance and are subject to a number of uncertainties and other factors, many of which are outside ACS’ control. Such factors include, without limitation, Verizon’s entry into the Alaska market, Universal Service Fund changes, our ability to consummate the AWN transaction and AWN’s subsequent financial and operational performance, the outcome of on-going IRS audits, adverse national economic conditions, adverse conditions in the credit markets impacting the cost, including interest rates, and/or availability of financing, adverse local economic conditions, including an unexpected downturn in the Alaskan oil and gas or tourism markets, changes in capital expenditures, the effects of competition in our markets, the entry of one or more additional facilities-based carriers into the Alaska market; the Company’s ability to complete, manage, integrate, market, maintain, and attract sufficient customers to the products and services it may derive, adverse changes in labor matters, including workforce levels, labor negotiations, and benefits costs; disruption of our suppliers’ provisioning of critical products or services; the impact of natural or man-made disasters; changes in Company’s relationships with large carrier or enterprise customers or its roaming partners; unforeseen changes in public policies; changes in accounting policies, including the Company’s application of regulatory accounting rules, which could result in an impact on earnings; or disruptive technological developments in the telecommunications industry. For further information regarding risks and uncertainties associated with ACS’ business, please refer to the Company’s SEC filings, including, but not limited to, the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our annual report on Form 10-K and quarterly reports on Form 10-Q. Copies of the Company’s SEC filings may be obtained by contacting its investor relations department at 907-564-7556 or by visiting its investor relations website at www.alsk.com.

		Schedule 1

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED SCHEDULE OF OPERATIONS
(Unaudited, In Thousands Except Per Share Amounts)

	Three Months Ended
	March 31,
	2013	2012

Operating revenues	$91,059	$85,947

Operating expenses:
Cost of services and sales	35,447	35,162
Selling, general & administrative	26,797	25,495
Depreciation and amortization	12,632	12,942
Loss on disposal of assets, net	41	280
Total operating expenses	74,917	73,879

Operating income	16,142	12,068

Other income and expense:
Interest expense	(10,029)	(9,559)
Loss on extinguishment of debt	-	(323)
Interest income	10	10
Total other income and expense	(10,019)	(9,872)

Income before income tax expense	6,123	2,196

Income tax expense	(2,655)	(1,067)

Net income	$3,468	$1,129

Basic	$0.08	$0.02
Diluted	$0.07	$0.02

Weighted average shares outstanding:
Basic	46,055	45,364
Diluted	46,563	45,624

		Schedule 2

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited, In Thousands Except Per Share Amounts)

	March 31,	December 31,
Assets	2013	2012

Current assets:
Cash and cash equivalents	$19,094	$16,839
Restricted cash	3,876	3,875
Short-term investments	2,050	2,050
Accounts receivable-trade, net of allowance of $6,088 and $6,231	38,898	39,713
Materials and supplies	9,501	9,409
Prepayments and other current assets	6,212	5,566
Deferred income taxes	6,070	8,301
Total current assets	85,701	85,753

Property, plant and equipment	1,462,491	1,463,320
Less: accumulated depreciation and amortization	(1,059,829)	(1,052,459)
Property, plant and equipment, net	402,662	410,861

Goodwill	8,850	8,850
Intangible assets, net	24,118	24,118
Debt issuance costs	9,900	10,558
Deferred income taxes	68,199	69,049
Equity method investment	2,028	2,028
Other assets	3,285	3,510
Total assets	$604,743	$614,727

Liabilities and Stockholders’ Equity (Deficit)

Current liabilities:
Current portion of long-term obligations	$10,108	$21,628
Accounts payable, accrued and other current liabilities	57,441	56,378
Advance billings and customer deposits	8,965	8,970
Total current liabilities	76,514	86,976

Long-term obligations, net of current portion	530,873	533,772
Other long-term liabilities	27,334	28,662
Total liabilities	634,721	649,410
Commitments and contingencies
Stockholders’ equity (deficit):
Common stock, $.01 par value; 145,000 authorized	465	458
Additional paid in capital	144,975	144,377
Accumulated deficit	(166,811)	(170,279)
Accumulated other comprehensive loss	(8,607)	(9,239)
Total stockholders’ equity (deficit)	(29,978)	(34,683)

Total liabilities and stockholders’ equity (deficit)	$604,743	$614,727

		Schedule 3

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2013	2012
Cash Flows from Operating Activities:
Net income	$3,468	$1,129
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	12,632	12,942
Gain on ineffective hedge adjustment	(420)	-
Amortization of debt issuance costs and debt discount	1,426	1,606
Amortization of ineffective hedge	430	-
Stock-based compensation	1,219	717
Deferred income taxes	2,655	1,063
Provision for uncollectible accounts	268	550
Other non-cash expense, net	81	429
Changes in operating assets and liabilities	3,809	1,135
Net cash provided by operating activities	25,568	19,571

Cash Flows from Investing Activities:
Capital expenditures	(5,968)	(9,653)
Capitalized interest	(483)	(365)
Change in unsettled capital expenditures	(3,151)	(3,131)
Proceeds on sale of assets	1,935	-
Net change in restricted accounts	(1)	(132)
Net cash used by investing activities	(7,668)	(13,281)

Cash Flows from Financing Activities:
Repayments of long-term debt	(15,015)	(6,417)
Payment of cash dividend on common stock	-	(2,268)
Payment of withholding taxes on stock-based compensation	(630)	(231)
Proceeds from issuance of common stock	-	1
Net cash used by financing activities	(15,645)	(8,915)

Change in cash and cash equivalents	2,255	(2,625)

Cash and cash equivalents, beginning of period	16,839	20,490

Cash and cash equivalents, end of period	$19,094	$17,865

Supplemental Cash Flow Data:
Interest paid	$7,164	$7,016

Supplemental Non-cash Transactions:
Property acquired under capital leases	$2	$-
Dividend declared, but not paid	$-	$2,278
Additions to ARO asset	$30	$22

		Schedule 4

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
ADJUSTED EBITDA AND FREE CASH FLOW
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
	2013	2012

Net cash provided by operating activities	$25,568	$19,571
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	(12,632)	(12,942)
Gain on ineffective hedge adjustment	420	-
Amortization of debt issuance costs and debt discount	(1,426)	(1,606)
Amortization of ineffective hedge	(430)	-
Stock-based compensation	(1,219)	(717)
Deferred income taxes	(2,655)	(1,063)
Provision for uncollectible accounts	(268)	(550)
Other non-cash expense, net	(81)	(429)
Changes in operating assets and liabilities	(3,809)	(1,135)
Net income	$3,468	$1,129
Add (subtract):
Interest expense	10,029	9,559
Loss on extinguishment of debt	-	323
Interest income	(10)	(10)
Depreciation and amortization	12,632	12,942
Loss on disposal of assets	41	280
Income tax expense	2,655	1,067
Stock-based compensation and long term cash incentives	1,388	717
AWN transaction related costs	845	328

Adjusted EBITDA	$31,048	$26,335

Less:
Incurred capital expenditures	(5,968)	(9,653)
AWN transaction related capital costs, net change	(55)	-
Cash interest expense	(7,164)	(7,016)
Free cash flow	$17,861	$9,666

Revenue	$91,059	$85,947

Adjusted EBITDA Margin	34.1%	30.6%

Note: In an effort to provide investors with additional information regarding the Company’s results as determined by GAAP, the Company also discloses certain non-GAAP information which management utilizes to assess performance and believes provides useful information to investors. The Company has disclosed Adjusted EBITDA as net income before interest, provisions for taxes, depreciation and amortization, gain or loss on asset purchases or disposals, AWN Transaction related costs, Stock-based compensation and long term cash incentive expense, and Adjusted EBITDA Margin, defined as Adjusted EBITDA divided by Operating Revenues. Additionally, the Company has disclosed Free cash flow as Adjusted EBITDA, less capital expenditures that create an obligation to pay (“Incurred capital expenditures”) less cash interest expense, less non recurring capital items we have incurred to preliminarily establish infrastructure with AWN (“AWN non recurring capital expenditures”). These measures are provided because the Company believes they are important indicators regarding our ability to make principle payments on debt and fund working capital. Adjusted EBITDA, Adjusted EBITDA Margin and Free cash flow are non-GAAP measures and should not be considered a substitute for net cash provided by operating activities and other measures of financial performance recorded in accordance with GAAP.

		Schedule 5

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
REVENUE MIX
(Unaudited, In Thousands)

	Three Months Ended
	March 31,
Operating revenues:	2013	2012
Business and wholesale
Retail service revenue
Voice	$5,723	$6,040
Broadband	9,467	8,118
Equipment sales	554	336
Wholesale and other	11,422	11,954
Total business and wholesale revenue	27,166	26,448

Consumer
Retail service revenue
Voice	4,319	4,936
Broadband	5,242	4,349
Equipment sales	38	42
Other	414	266
Total consumer revenue	10,013	9,593
Wireless
Retail service revenue
Voice	11,101	12,667
Broadband	6,803	5,551
Equipment sales	1,248	1,172
Foreign roaming	15,026	8,776
Other	1,101	946
Total wireless revenue	35,279	29,112

Access and CETC
CETC	4,924	5,527
High cost support	4,162	4,949
Switched, special and other access	9,515	10,318
Total access and CETC	18,601	20,794

Total revenues	$91,059	$85,947

Revenue Mix:
Business and wholesale	30%	31%
Consumer	11%	11%
Wireless	39%	34%
Access and CETC	20%	24%

Retail Service Revenue % of Total Revenues	47%	48%
Broadband % of Total Service Revenue	50%	43%

Note - Broadband contains the following dial-up revenue:
Three months ended March 31, 2013: $83 Consumer and $23 Business.
Three months ended March 31, 2012: $105 Consumer and $27 Business.

			Schedule 6

ALASKA COMMUNICATIONS SYSTEMS GROUP, INC.
KEY OPERATING STATISTICS
(Unaudited)

	Three Months Ended
	March 31,	December 31,	March 31,
	2013	2012	2012

Voice:
Consumer access lines	54,037	55,823	61,422
Business access lines	80,770	80,852	82,317

Voice ARPU consumer	$26.21	$26.53	$26.55
Voice ARPU business	$23.61	$23.82	$24.35

Broadband:
Consumer connections	39,334	38,760	38,449
Business connections	19,466	19,202	19,076

ARPU consumer	$44.75	$42.53	$37.56
ARPU business	$163.22	$153.59	$141.60

Wholesale lines	19,228	20,007	22,157

Wireless:
Postpaid connections	99,857	100,910	106,133
Prepaid connections	14,234	14,107	11,023
Total	114,091	115,017	117,156

Retail wireless ARPU	$52.17	$52.96	$51.83
Wireless broadband ARPU	$22.63	$20.92	$17.35

Churn:
Voice access lines	1.3%	1.4%	1.3%
Broadband connections	1.9%	2.1%	2.3%
Wireless connections	2.6%	3.7%	2.3%

Wireless equipment subsidy	$3,527	$2,666	$1,799

Note - Broadband contains the following dial-up connections:
March 31, 2013: 2,024 Consumer and 439 Business.
December 31, 2012: 2,184 Consumer and 451 Business.
March 31, 2012: 2,620 Consumer and 516 Business.

CONTACT:
Alaska Communications Systems Group, Inc.
Wayne Graham, Chief Financial Officer, 907-564-7756
investors@acsalaska.com